EXHIBIT 10.1

Execution Version

Amendment to Director Appointment and Nomination Agreement

This Amendment, dated as of January 23, 2025, (this “Amendment”) is entered into by and among the persons and entities listed on Schedule A (collectively, the “Icahn Group”, and each individually a “member” of the Icahn Group), and Dana Incorporated, a Delaware corporation (the “Company”), and amends the Director Appointment and Nomination Agreement, dated as of January 7, 2022, by and among the Icahn Group and the Company (the “Nomination Agreement”). All capitalized terms that are used but not defined herein shall have the meanings ascribed to such terms in the Nomination Agreement.

WHEREAS, the Icahn Group and the Company previously entered into the Nomination Agreement in advance of the 2022 annual meeting of the stockholders of the Company (the “2022 Annual Meeting”); and

WHEREAS, each of the Icahn Group and the Company wish to amend the Nomination Agreement as set forth herein.

In consideration of and reliance upon the mutual covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.       Amendments to the Nomination Agreement. The Nomination Agreement is hereby amended as follows by:

(a)               Amending and restating Section 1(a)(i) in its entirety as follows:

“On or prior to the date of this Amendment, each of Gary Hu and Steven Miller has resigned as a member of the Board of Directors of the Company (the “Board”) and all committees thereof. On or prior to the date of this Amendment, the Board shall take or shall have taken, effective on the date of this Amendment, all necessary action to appoint each of Brett Icahn and Christian Garcia (collectively, the “Icahn Designees” and each, an “Icahn Designee”), each with a term expiring at the 2025 annual meeting of stockholders of the Company (the “2025 Annual Meeting”), to fill the vacancies created by the resignations of Messrs. Hu and Miller. The Company agrees that the Company’s slate of nominees for election to the Board at the 2025 Annual Meeting will consist of no more than nine (9) individuals and will include, subject to their willingness and consent to serve, the Icahn Designees (including any Replacement Designees, as applicable). The Company shall use reasonable best efforts to cause the election of each of the Icahn Designees at the 2025 Annual Meeting (including by (x) recommending that the Company’s stockholders vote in favor of the election of each of the Icahn Designees, (y) including each of the Icahn Designees in the Company’s proxy statement and proxy card for the 2025 Annual Meeting, and (z) otherwise supporting each of the Icahn Designees for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate).”

(b)               Amending and restating Section 1(a)(ix) in its entirety as follows:

“that from and after the date of this Amendment, so long as an Icahn Designee is a member of the Board, without the approval of the Icahn Designees then on the Board (such approval not to be unreasonably withheld, delayed or conditioned), (w) the Board shall not form an Executive Committee or any other committee with functions similar to those customarily granted to an Executive Committee; (x) the Board shall not form any other new committee (other than committees formed with respect to matters for which there are actual conflicts of interest between the Icahn Designees and the Company) without offering to each of the Icahn Designees the opportunity to be a member of such committee; (y) the Board shall offer each of the Icahn Designees the opportunity to be a member of any existing committees with functions relating to the sourcing and identification of Chief Executive Officer candidates, strategic transactions, including mergers and acquisitions, capital allocation, finance and/or strategy; and (z) the Board shall not increase the size of any committee other than to appoint each of the Icahn Designees to such committee. Notwithstanding anything to the contrary in this Amendment, any Board consideration of appointment and employment of named executive officers, mergers and acquisitions of material assets, or dispositions of material assets, or similar extraordinary transactions, such consideration, and voting with respect thereto shall take place only at the full Board level or in committees of which both of the Icahn Designees are members (for the avoidance of doubt, nothing in this Amendment changes, amends, or modifies the authority, duties and obligations of the Compensation Committee of the Board).”

(c)               Amending and restating Section 1(a)(xii) in its entirety as follows:

“The Company acknowledges that for so long as the Icahn Designees are members of the Board, (x) each committee of the Board, including all existing committees as of the date of this Amendment and all committees that may be formed from time to time by the Board, shall include at least one Icahn Designee and (y) the Icahn Designees shall have the same rights as any other director with respect to being permitted to attend (as an observer and without voting rights) any committee meeting regardless of whether such director is a member of such committee, except in cases where privileged matters will be discussed or reviewed (unless the Icahn Designees commit, in writing, on terms reasonably satisfactory to the Company, not to share information relating to such matters with the Icahn Group, including its Affiliates, Associates and representatives), where the matters under consideration involve an actual conflict of interest between the Company and the Icahn Group or its Affiliates or Associates, or where, upon advice of outside counsel to the Company, the Icahn Designees attendance would jeopardize any legal privilege.”

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(d)               Amending the introductory paragraph to Section 3(a) as follows:

“From and after the date hereof, until the later of: (x) the earlier of (i) the date that is thirty (30) days prior to the deadline for nomination of director candidates, which shall be no later than January 22, 2027, pursuant to the Company’s Bylaws for the 2027 annual meeting of the Company’s stockholders, and (ii) the date that is thirty (30) days prior to the deadline for nomination of director candidates, which shall be no later than January 23, 2026, pursuant to the Company’s Bylaws for the 2026 annual meeting of the Company’s stockholders if the Objectives (as defined below) have not been met by such date; and (y) such date as no Icahn Designee is on the Board and the Icahn Group has no right to designate a Replacement Designee (including if the Icahn Group has irrevocably waived such right in writing) (the “Standstill Period”),”

(e)               Amending Section 3 by adding the following as a new subsection (c) at the end thereof:

“For the purposes of this Section 3(a), “Objectives” shall mean that all of the following have occurred and that the Company has provided the Icahn Group with documentary evidence that such have events occurred: (i) the Company shall have hired a Chief Executive Officer who is not as of the date of this Amendment, and has not previously been, a member of the Board; (ii) the Company shall have entered into a definitive agreement with a third party providing for the disposition by the Company of its Off-Highway Drive and Motion System’s business (the “Off-Highway Business”); and (iii) the Board shall have engaged a financial advisor to advise the Board with respect to, and shall thereafter have publicly announced a capital allocation plan with respect to, the anticipated net proceeds from the disposition of the Off-Highway Business; it being understood and agreed that such financial advisor shall be either: (x) Morgan Stanley; or (y) at the option of the Icahn Group, such other financial advisor as may be recommended by the Icahn Group (provided, however, that such other financial advisor recommended by the Icahn Group shall (i) be compensated by the Icahn Group, (ii) not have a conflict with the Company and (iii) enter into a confidentiality agreement with the Company on terms reasonably acceptable to the Company).”

(f)                Amending Section 3 by adding the following as a new subsection (d) at the end thereof:

“Notwithstanding anything else contained herein and for the avoidance of doubt:

(1) if (i) the Objectives have been met and (ii) the Company delivers a notice to the Icahn Group pursuant to Section 1(a)(vii) that the Company does not intend to renominate one or more of the Icahn Designees for re-election at

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the 2026 annual meeting of the Company’s stockholders, then the Standstill Period in Section 3(a) shall immediately terminate on the date on which there is no Icahn Designee on the Board and the Icahn Group has no right to designate a Replacement Designee (including if the Icahn Group has irrevocably waived such right in writing); or

(2) if (i) the Objectives have been met and (ii) either (A) the Company delivers a notice to the Icahn Group pursuant to Section 1(a)(vii) that the Company intends to renominate both of the Icahn Designees for re-election at the 2026 annual meeting of the Company’s stockholders (provided that, at such time, both Icahn Designees are members of the Board and the Icahn Group satisfies the applicable ownership requirements set forth in Section 1(c)) or (B) the Company’s failure to deliver such a notice occurs after any time at which none of the Icahn Designees are on the Board and the Icahn Group has no right to designate a Replacement Designee (including if the Icahn Group has irrevocably waived such right in writing), then, in either case, the Standstill Period in Section 3(a) shall be the later of the (x) the date that is thirty (30) days prior to the deadline for nomination of director candidates, which shall be no later than January 22, 2027, pursuant to the Company’s Bylaws for the 2027 annual meeting of the Company’s stockholders and (y) such date as no Icahn Designee is on the Board and the Icahn Group has no right to designate a Replacement Designee (including if the Icahn Group has irrevocably waived such right in writing).”

(g)               Amending Section 9 by replacing the first sentence of the section with the following sentence:

“This Agreement shall remain in effect until the termination of the Standstill Period, at which time it will terminate and be of no further force or effect.”

2.                Public Filings. The parties agree that following the execution and delivery of this Amendment by the parties, (a) the Company will file with the SEC a Current Report on Form 8-K in respect of this Amendment, and, prior to the filing thereof, the Company shall provide the Icahn Group and its counsel a reasonable opportunity to review and comment on such Form 8-K, and (b) the Icahn Group will file with the SEC an amendment to the Icahn Schedule 13D in respect of this Amendment, and prior to the filing thereof, the Icahn Group shall provide the Company and its counsel a reasonable opportunity to review and comment on such amendment. Other than as set forth herein, neither party shall issue a press release relating to this Amendment.

3.                  Entire Agreement; Amendment. This Amendment, the Nomination Agreement and the Confidentiality Agreement contain the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

4.                  Reference to the Nomination Agreement. From and after the date of this Amendment, each reference in the Nomination Agreement to “this Nomination Agreement,” “hereunder,” “hereof,” “herein,” or words of similar meaning referring to the Nomination

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Agreement, mean and are a reference to the Nomination Agreement as amended by this Amendment. Except as expressly amended by the terms of this Amendment, all other terms of the Nomination Agreement remain unchanged and in full force and effect.

5.                  Counterparts. This Amendment may be executed (including by PDF) in two or more counterparts which together shall constitute a single agreement.

6.                  Successors and Assigns. This Amendment shall not be assignable by any of the parties to this Amendment. This Amendment, however, shall be binding on successors of the parties hereto.

7.                  No Third Party Beneficiaries. This Amendment is solely for the benefit of the parties hereto and is not enforceable by any other persons.

8.                  Fees and Expenses. Neither the Company, on the one hand, nor the Icahn Group, on the other hand, will be responsible for any fees or expenses of the other in connection with this Amendment.

9.                Interpretation and Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Amendment, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Amendment and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Amendment against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Amendment shall be decided without regards to events of drafting or preparation. The section headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment. Unless context otherwise requires, references herein to Exhibits, Sections or Schedules mean the Exhibits, Sections or Schedules attached to this Amendment. The term “including” shall be deemed to mean “including without limitation” in all instances. In all instances, the term “or” shall not be deemed to be exclusive.

[Signature pages follow]

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IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment, or caused the same to be executed by its duly authorized representative as of the date first above written.

THE COMPANY:

DANA INCORPORATED

By:	/s/ Douglas H. Liedberg
	Name:	Douglas H. Liedberg
	Title:	Senior Vice President, General Counsel & Secretary

[Signature Page to Amendment to Director Appointment and Nomination Agreement]

Icahn Group:

ICAHN PARTNERS LP ICAHN ONSHORE LP ICAHN PARTNERS MASTER FUND LP ICAHN OFFSHORE LP ICAHN CAPITAL LP

By:	/s/ Jesse Lynn
	Name:	Jesse Lynn
	Title:	Chief Operating Officer

IPH GP LLC

By: Icahn Enterprises Holdings L.P., its sole member

By: Icahn Enterprises G.P. Inc., its general partner

ICAHN ENTERPRISES HOLDINGS L.P.

By: Icahn Enterprises G.P. Inc., its general partner

ICAHN ENTERPRISES G.P. INC.

By:	/s/ Ted Papapostolou
	Name:	Ted Papapostolou
	Title:	Chief Financial Officer

BECKTON CORP.

By:	/s/ Ted Papapostolou
	Name:	Ted Papapostolou
	Title:	Senior Vice President

/s/ Carl C. Icahn
CARL C. ICAHN

/s/ Brett Icahn
BRETT ICAHN

/s/ Gary Hu
GARY HU

/s/ Steven Miller
STEVEN MILLER

/s/ Christian Garcia
CHRISTIAN GARCIA

[Signature Page to Amendment to Director Appointment and Nomination Agreement]

Schedule a

CARL C. ICAHN

BRETT ICAHN

CHRISTIAN GARCIA

ICAHN PARTNERS LP

ICAHN PARTNERS MASTER FUND LP

ICAHN ENTERPRISES G.P. INC.

ICAHN ENTERPRISES HOLDINGS L.P.

IPH GP LLC

ICAHN CAPITAL LP

ICAHN ONSHORE LP

ICAHN OFFSHORE LP

BECKTON CORP.